 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2017 (August 3, 2017)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on August 3, 2017. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.
Proposal 1 - Election of one Class 3 director to serve until the 2020 annual meeting of stockholders and their successors have been elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Victor Lee	1,478,934,728	176,208,395	2,682,238,674

The director nominee was duly elected.

Mr. Winston Xu (Xu Biao), also a director whose term was ending, retired from the board at the completion of the 2017 Annual Meeting.

Proposal 2 - Ratification of appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain	Broker Non-Votes
3,910,570,742	386,165,561	40,645,494	0

Proposal 2 was approved.
Proposal 3 - Non-binding advisory approval of the compensation of our executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,380,435,083	207,586,439	67,121,601	2,682,238,674

Proposal 3 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

August 4, 2017	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer